SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                             FORM 8-K


          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) November 25, 1997
                                                 -----------------


                           PSINET INC.
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)



      NEW YORK                    0-25812         16-1353600
 ---------------------------   -----------   -------------------
(State or other jurisdiction   (Commission    (IRS Employer
  of incorporation)           File Number)   Identification No.)




510 HUNTMAR PARK DRIVE, HERNDON, VIRGINIA                20170
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(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (703)904-4100



_________________________________________________________________
(Former name or former address, if changed since last report)

Item 5.  OTHER EVENTS.

          On November 25, 1997, Chatterjee Management Company
("Chatterjee") initiated arbitration proceedings against PSINet Inc. (the "Company") before the International Chamber of Commerce, Court of
Arbitration, in London, England, with respect to a joint venture agreement dated as of September 19, 1996 previously entered into by Chatterjee and the Company.

          As previously disclosed, on September 19, 1996, the Company and Chatterjee signed an agreement pursuant to which the Company and an investment group led by Chatterjee would establish a joint venture for the purpose of building an Internet network across Europe and providing Internet-related services in Europe. Such investment group was to invest up to $41 million in the joint venture. No monies were invested by Chatterjee or the investment group pursuant to the joint venture agreement nor were any other actions undertaken to implement it. Following the signing of the agreement, the parties acknowledged structural difficulties associated with the joint venture as originally contemplated, which prevented implementation of it. Instead, they sought, for several months, to negotiate a direct investment in the Company by Chatterjee in lieu of the prior agreement. Those negotiations were not successful. Given this inability to effect a transaction with Chatterjee, the Company has been required to proceed on its own to provide Internet-related services in the European market.

          In the arbitration proceeding, Chatterjee has now alleged that the Company breached the joint venture agreement by repudiating its obligations under the agreement and by breaching a covenant not to compete. In the arbitration, Chatterjee requests an award declaring that the agreement is still valid and binding upon the parties and that the Company stands in breach of the agreement, directing the Company to specifically perform its obligations under the agreement or, in the alternative, awarding Chatterjee compensatory damages in an amount not less than $25 million, awarding Chatterjee profits that the Company has earned or stands to earn in Europe, and awarding Chatterjee the costs of arbitration, including attorneys' fees, and interest on the award of damages.

          The Company believes that Chatterjee's claims are without merit and Chatterjee has not suffered any damages, and intends vigorously to defend itself in the arbitration.
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

                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:    December 17, 1997        PSINET INC.



                                   By:  /S/ David N. Kunkel
                                       -----------------------
                                       David N. Kunkel
                                       Senior Vice President,
                                        Secretary and General
                                        Counsel

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